As filed with the Securities and Exchange Commission on September 10, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LEXAR MEDIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0723123
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

47421 Bayside Parkway

Fremont, California 94538

(510) 413-1200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric B. Stang

President and Chief Executive Officer

47421 Bayside Parkway

Fremont, California 94538

(510) 413-1200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Dennis R. DeBroeck, Esq. Robert A. Freedman, Esq. Scott J. Leichtner, Esq. Andrew J. Schultheis, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Alan Denenberg Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-102813

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Shares to be Registered	Amounts to be Registered		Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.0001 per share (1)(2)	(3	)(4)	(4	)(5)	(3)(4)(5)	(5)

Preferred Stock, par value $0.0001 per share (2)(6)	(3	)(4)	(4	)(5)	(3)(4)(5)	(5)

Debt Securities (7)	(3	)(4)	(4	)(5)	(3)(4)(5)	(5)

Warrants	(3	)(4)	(4	)(5)	(3)(4)(5)	(5)

Total	(3	)(4)	(4	)(5)	$9,875,000	$799 (5)

(1)	Common stock may be issued by the Registrant (a) separately, (b) upon the conversion of either the shares of preferred stock or the debt securities, each of which are registered hereby or (c) upon exercise of warrants to purchase shares of common stock, which are registered hereby. Shares of common stock issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration.
(2)	If the Registrant elects to effect an “at-the-market offering” of equity securities, as such term is defined pursuant to Rule 415(a)(4)(iv) of the Securities Act of 1933 (the “Securities Act”), the aggregate amount of voting stock issuable pursuant to this registration statement with respect to such an offering will be limited to $109,900,183, which represents 10% of the aggregate market value of the Registrant’s outstanding voting stock held by non-affiliates of the Registrant as of September 8, 2003.
(3)	There are being registered hereunder by the Registrant such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, as shall have an aggregate initial offering price not to exceed $9,875,000. The initial public offering price of any securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. If any debt securities are issued and/or sold at an original issue discount, then the securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $9,875,000.
(4)	Pursuant to General Instruction II.D to Form S-3, the Amounts to be Registered, Proposed Maximum Aggregate Offering Price per Security and Proposed Maximum Aggregate Offering Price has been omitted for the class of securities that are registered hereby by the Registrant.
(5)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount. The Registrant previously registered an aggregate of $90,737,500 worth of common stock, par value $0.0001 per share, preferred stock, par value $0.0001 per share, debt securities and warrants on a Registration Statement on Form S-3 (Registration No. 333-102813) for which a filing fee of $7,342 was previously paid upon the filing of such Registration Statement.
(6)	Shares of preferred stock may be issued by the Registrant (a) separately, (b) upon the conversion of debt securities, which are registered hereby or (c) upon exercise of warrants to purchase shares of preferred stock, which are registered hereby.
(7)	Debt securities may be issued by the Registrant (a) separately or (b) upon exercise of warrants to purchase debt securities, which are registered hereby.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act and General Instruction IV of Form S-3. This Registration Statement relates to the universal shelf Registration Statement on Form S-3 (Registration No. 333-102813) (the “Prior Registration Statement”) declared effective on August 13, 2003 by the Securities and Exchange Commission (the “Commission”), and is being filed for the sole purpose of registering $9,875,000 additional aggregate amount of Common Stock, Preferred Stock, Debt Securities and Warrants of the Registrant. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 10th day of September, 2003.

LEXAR MEDIA, INC.

By:	/s/ BRIAN T. MCGEE
Brian T. McGee, Vice President, Finance, and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS THAT each individual whose signature appears below appoints each of Eric B. Stang, Brian T. McGee and Eric S. Whitaker, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ ERIC B. STANG	President, Chief Executive Officer, and Chairman of the Board of Directors	September 10, 2003
Eric B. Stang

Principal Financial and Accounting Officer:

/s/ BRIAN T. MCGEE	Vice President, Finance, and Chief Financial Officer	September 10, 2003
Brian T. McGee

Additional Directors:

/s/ PETRO ESTAKHRI Petro Estakhri	Chief Technology Officer, and a Director	September 10, 2003

/s/ WILLIAM T. DODDS	Director	September 10, 2003
William T. Dodds

/s/ ROBERT C. HINCKLEY	Director	September 10, 2003
Robert C. Hinckley

/s/ BRIAN D. JACOBS	Director	September 10, 2003
Brian D. Jacobs

/s/ JOHN A. ROLLWAGEN	Director	September 10, 2003
John A. Rollwagen

/s/ MARY TRIPSAS	Director	September 10, 2003
Mary Tripsas

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No	Exhibit	Filing Date
5.1	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

23.2	Consent of PricewaterhouseCoopers LLP, independent auditors.					X

24.1	Power of Attorney (see signature page).					X